                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the use of our report dated May 15, 1996 with respect to the financial statements of Equipment Rental & Supply, Inc. as of and for the year ended December 31, 1995, and our report dated May 14, 1996 with respect to the statement of operations of Rental Service Company for the year ended May 31,
1993, in the Registration Statement (Form S-1 No. 333-      ) and related
Prospectus of Rental Service Corporation for the registration of 5,000,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Phoenix, Arizona
June 13, 1996